AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”), dated August 17, 2007, by and among Solomon Technologies, Inc. (“STI”), Power Designs, Inc. (“PDI”) and Integrated Power Systems LLC (“IPS”), amends that certain Securities Purchase Agreement, dated as of August 17, 2006, by and among STI, IPS, PDI, and such other parties as listed therein (the “Purchase Agreement”) solely with respect to the rights and obligations of STI, PDI and IPS.

IPS and PDI had previously agreed to a one year lockup with respect to their stockholdings in STI, expiring in mid January 2008. IPS and PDI have agreed to extend the lockup; provided that STI modifies the calculation of the Stock Payment Adjustment contained in the Purchase Agreement.

The parties therefore wish to amend the Purchase Agreement as set forth below.

Capitalized terms not defined herein have the meanings assigned to those terms in the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1. Amendment. The Purchase Agreement is hereby amended, but only in relation to the rights of PDI and IPS and obligations of STI, by deleting Section 2.3(i) in its entirety and replacing it with the following:

(i)
issue additional shares of STI Common Stock (the “Additional Shares”) equal to the number determined by (x) multiplying (1) the Closing Stock Price by (2) the number of Retained Shares, then (y) dividing the result in (x) by the lower of the Post-Closing Stock Price or $0.35 and (z) subtracting from such amount the number of Retained Shares;.

2. Affirmation. Except as expressly modified hereby, all terms and conditions of the Purchase Agreement and any ancillary documents attached as exhibits to the Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties signatory thereto.

3. No Effect as to Other Sellers. This Amendment shall not amend or otherwise effect the terms of the Purchase Agreement with respect to any of the Sellers (as defined in the Purchase Agreement), except for PDI and IPS.

3. Execution. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered, whether by hand, electronic mail or facsimile, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

SOLOMON TECHNOLOGIES, INC.

By:/s/ Gary Brandt
Name: Gary Brandt
Title: Chief Executive Officer

POWER DESIGNS, INC.

By:/s/ Anthony F. Intino, II
Name: Anthony F. Intino, II
Its: President

INTEGRATED POWER SYSTEMS LLC

By:/s/ Stanley Young
Name: Stanley Young
Its: Manager